UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 10, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 10, 2006, Pharmacopeia Drug Discovery, Inc. (the “Company”), SmithKline Beecham Corporation, doing business as GlaxoSmithKline (“SB Corp”), and Glaxo Group Limited (together with SB Corp, “GSK”) entered into Amendment No. 1 (the “Amendment”) to the Product Development and Commercialization Agreement, made as of March 24, 2006, between the Company and GSK, which was previously filed by the Company as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006.  The Amendment, which is effective as of August 1, 2006, provides for circumstances in which GSK will be required to, or may in its sole discretion, supply tool compounds to the Company for use by the Company as a positive control for determining activity in biological assays to support the conduct of one or more programs being carried out by the Company under the collaboration.  In particular, the Amendment provides that the Joint Steering Committee of the collaboration may require GSK to supply the Company with such a tool compound.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Brian M. Posner

Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date: August 15, 2006